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                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
RG Global Lifestyles, Inc.

We hereby consent to the use in this Registration Statement of RG Global Lifestyles, Inc. on Amendment No. 1 on Form SB-2, of our report on the financial statements of RG Global Lifestyles, Inc. dated July 13, 2007, related to the consolidated financial statements of RG Global Lifestyles, Inc. as of March 31, 2007. We also consent to the reference to us as Experts in this registration statement.


/s/ McKennon Wilson & Morgan LLP

Irvine, California
October 2, 2007